As filed with the Securities and Exchange Commission on May 29, 2014

Registration No. 333-194804

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
to
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RCS CAPITAL CORPORATION

(Exact name of registrants as specified in charter)

Delaware	6211	38-3894716
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

405 Park Ave., 15th Floor
New York, New York 10022
(866) 904-2988

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrants’ Principal Executive Offices)

Nicholas S. Schorsch
Executive Chairman of the Board of Directors
RCS Capital Corporation
405 Park Ave., 15th Floor
New York, New York 10022
(866) 904-2988

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

With copies to:

James P. Gerkis, Esq. Lorenzo Borgogni, Esq. Proskauer Rose LLP Eleven Times Square New York, New York 10036 (212) 969-3000	James A. Tanaka, Esq. General Counsel RCS Capital 405 Park Ave., 15th Floor New York, New York 10022 (866) 904-2988	John Cataldo, Esq. CCO and Counsel Investors Capital Holdings, Ltd. Six Kimball Lane, Suite 150 Lynnfield, Massachusetts 01940 (781) 593-8565	Julian Rainero, Esq. Bracewell & Giuliani LLP 1251 Avenue of the Americas 49th Floor New York, New York 10020 (212) 508-6142

Approximate date of commencement of the proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer) ☐

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-194804), or the Registration Statement, of RCS Capital Corporation is being filed pursuant to Rule 462(d) and 462(e) of the Securities Act of 1933, as amended, for the purpose of filing Exhibit 101.1 to the original filing of the Registration Statement, filed with the Securities and Exchange Commission, or the SEC, on March 25, 2014 and amended on May 14, 2014. Other than the filing of these exhibits and corresponding changes to the exhibit index and the signature page, the remainder of the Registration Statement is unchanged. Accordingly, the prospectus that forms a part of the Registration Statement is not reproduced in this Post-Effective Amendment No. 1.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits:  Reference is made to the Exhibit Index following the signature pages hereto, which Exhibit Index is hereby incorporated into this Item.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on May 29, 2014.

RCS CAPITAL CORPORATION

By:	/s/ William M. Kahane Name: William M. Kahane Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William M. Kahane William M. Kahane	Chief Executive Officer and Director (Principal Executive Officer)	May 29, 2014
/s/ Nicholas S. Schorsch Nicholas S. Schorsch	Executive Chairman of the Board of Directors	May 29, 2014
/s/ Edward M. Weil, Jr. Edward M. Weil, Jr.	President, Treasurer, Secretary and Director	May 29, 2014
/s/ Peter M. Budko Peter M. Budko	Chief Investment Officer and Director	May 29, 2014
/s/ Brian D. Jones Brian D. Jones	Chief Financial Officer and Assistant Secretary (Principal Financial Officer and Principal Accounting Officer)	May 29, 2014
/s/ Brian S. Block Brian S. Block	Director	May 29, 2014
* Mark Auerbach	Independent Director	May 29, 2014
* Jeffrey J. Brown	Independent Director	May 29, 2014
* C. Thomas McMillen	Independent Director	May 29, 2014
* Howell D. Wood	Independent Director	May 29, 2014
*By:	/s/ Brian D. Jones Brian D. Jones Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description
2.1(1)†	Agreement and Plan of Merger, dated as of October 27, 2013, by and among RCS Capital Corporation, Zoe Acquisition, LLC, and Investors Capital Holdings, Ltd.
2.2(2)††	Asset Purchase Agreement, dated as of October 1, 2013, by and among RCS Capital Corporation, Scotland Acquisition, LLC, certain principals of the Hatteras Funds Group, Hatteras Investment Partners LLC, Hatteras Investment Management LLC, Hatteras Capital Investment Management, LLC, Hatteras Alternative Mutual Funds, LLC, and Hatteras Capital Investment Partners, LLC, and David Perkins.
2.3(3)†	Agreement and Plan of Merger, dated as of November 16, 2013, by and among RCS Capital Corporation, Dolphin Acquisition, LLC and Summit Financial Services Group, Inc. (including form of Contingent Value Rights Agreement)
2.4(4)	Agreement and Plan of Merger, dated as of January 16, 2014, by and among RCS Capital Corporation, Clifford Acquisition, Inc., Cetera Financial Holdings, Inc. and Lightyear Capital LLC.
2.5(5)†	Membership Interest Purchase Agreement, dated as of January 16, 2014, by and among RCS Capital Corporation, Braves Acquisition, LLC, the sellers named therein and the sellers’ representative named therein.
2.6(9)†	First Amendment to Agreement and Plan of Merger, dated as of February 28, 2014, by and among RCS Capital Corporation, Zoe Acquisition, LLC, and Investors Capital Holdings, Ltd.
2.7(12)†	First Amendment to Agreement and Plan of Merger, dated as of March 17, 2014, by and among RCS Capital Corporation, Dolphin Acquisition, LLC and Summit Financial Services Group, Inc.
3.1(11)	Second Amended and Restated Certificate of Incorporation of RCS Capital Corporation.
3.2(7)	Second Amended and Restated By-laws of RCS Capital Corporation.
4.1(8)	Form of Class A Common Stock Certificate.
5.1*	Opinion of Proskauer Rose LLP.
8.1*	Tax opinion of Proskauer Rose LLP.
8.2*	Tax opinion of Bracewell & Giuliani LLP.
10.1(9)	Third Amended and Restated Limited Liability Company Agreement of Realty Capital Securities, LLC, dated as of February 11, 2014, between RCS Capital Corporation and RCAP Holdings, LLC.
10.2(9)	Second Amended and Restated Limited Liability Company Agreement of RCS Advisory Services, LLC, dated as of February 11, 2014 , between RCS Capital Corporation and RCAP Holdings, LLC.
10.3(9)	Second Amended and Restated Limited Liability Company Agreement of American National Stock Transfer, LLC, dated as of February 11, 2014, between RCS Capital Corporation and RCAP Holdings, LLC.
10.4(10)	Registration Rights Agreement, dated as of June 10, 2013, among RCS Capital Corporation and the Shareholders Party Thereto.
10.5(10)	Exchange Agreement, dated as of June 10, 2013, between RCS Capital Corporation and RCAP Holdings, LLC.
10.6(9)	First Amendment to Exchange Agreement, dated as of February 11, 2014, between RCS Capital Corporation and RCAP Holdings, LLC.

Exhibit Number	Description
10.7(10)	Tax Receivable Agreement, dated as of June 10, 2013, among RCS Capital Corporation, RCAP Holdings, LLC, Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC.
10.8(10)	Services Agreement, dated as of June 4, 2013 and effective as of January 1, 2013, among Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC and American Realty Capital Advisors, LLC and ARC Advisory Services, LLC.
10.9(10)	Services Agreement, dated as of June 10, 2013, between AR Capital, LLC and RCS Advisory Services, LLC.
10.10(9)	Amended and Restated Services Agreement dated as of February 11, 2014 among RCS Capital Corporation, RCS Capital Holdings, LLC and RCS Capital Management, LLC.
10.11(8)	Form of Indemnification Agreement.
10.12(9)	Amended and Restated RCS Capital Corporation 2013 Multi-Year Outperformance Agreement, dated as of February 11, 2014, by and among RCS Capital Corporation, Realty Capital Securities, LLC, RCS Advisory Services, LLC and American National Stock Transfer, LLC, RCS Capital Holdings, LLC and RCS Capital Management, LLC.
10.13(6)	RCS Capital Corporation Equity Plan.
10.14(6)	First Amendment to RCS Capital Corporation Equity Plan.
10.15(1)	Voting Agreement, dated as of October 27, 2013, by and among RCS Capital Corporation, Zoe Acquisition, LLC, and Timothy B. Murphy.
10.16(3)	Voting Agreement, dated as of November 16, 2013, by and among RCS Capital Corporation and Marshall Leeds.
10.17(9)	Contribution and Exchange Agreement, dated as of February 11, 2014, among RCS Capital Corporation, RCS Capital Management, LLC and RCS Capital Holdings, LLC.
10.18(9)	Limited Liability Company Agreement of RCS Capital Holdings, LLC, dated as of February 11, 2014, between RCS Capital Corporation and RCS Capital Management, LLC.
10.19(9)	Commitment Letter, dated January 16, 2014, among Barclays Bank PLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bank of America, N.A., RCS Capital Corporation, RCS Capital Management, LLC and RCAP Holdings, LLC
10.20(9)	Commitment Letter, dated January 16, 2014, among RCS Capital Corporation, RCAP Holdings, LLC, RCS Capital Management, LLC and Luxor Capital Group, LP.
10.21(9)†	Restrictive Covenants Agreement, dated as of January 16, 2014, among RCAP Holdings, LLC, RCS Capital Management, LLC, RCS Capital Corporation, Luxor Capital Group, LP and the individuals named therein.
10.22(9)	Equity Commitment and Indebtedness Repayment Agreement, dated as of January 16, 2014, among RCS Capital Corporation, AR Capital LLC, Cetera Financial Holdings, Inc. and the individuals named therein.
21.1*	Subsidiaries of the Registrant.
23.1*	Consent of WeiserMazars LLP with respect to RCS Capital Corporation.
23.2*	Consent of BDO USA, LLP with respect to First Allied Holdings Inc.
23.3*	Consent of BDO USA, LLP with respect to Hatteras Investment Partners, LLC.
23.4*	Consent of Marcum LLP with respect to Investors Capital Holdings Ltd.

Exhibit Number	Description
23.5*	Consent of Moore Stephens Lovelace, P.A. with respect to Summit Financial Services Group, Inc.
23.6*	Consent of Rubio CPA, PC with respect to J.P. Turner & Company, L.L.C.
23.7*	Consent of KPMG LLP with respect to Legend Group Holdings, LLC.
23.8*	Consent of Deloitte & Touche LLP with respect to Cetera Financial Holdings, Inc. and Subsidiaries.
23.9*	Consent of Deloitte & Touche LLP with respect to Tower Square Securities, Inc.
23.10*	Consent of Deloitte & Touche LLP with respect to Walnut Street Securities, Inc.
23.11*	Consent of Proskauer Rose LLP (included in Exhibits 5.1 and 8.1).
23.12*	Consent of Bracewell & Giuliani LLP (included in Exhibit 8.2).
24.1(13)	Power of Attorney
99.1*	Consent of Cassel Salpeter & Co., LLC
101.1	XBRL (eXtensible Business Reporting Language). The following materials, formatted in XBRL: (i) RCS Capital Corporation and Subsidiaries Audited Consolidated Statements of Financial Condition as of December 31, 2013 and December 31, 2012 (ii) Consolidated Statements of Income, Comprehensive Income for the years ended December 31, 2013, 2012 and (iii) Consolidated Statement of Changes in Stockholders’ Equity for the year ended December 31, 2013 and Consolidated Statements of Cash Flows for the years ended December 31, 2013, 2012 and 2011. As provided in Rule 406T of Regulation S-T, this information in furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934.

*	Previously filed.
†	Pursuant to Item 601(b)(2) of Regulation S-K, the Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.
††	Certain portions of this exhibit have been omitted and filed separately with the Securities and Exchange Commission under a confidential treatment request pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
(1)	Incorporated by reference to RCS Capital Corporation’s Current Report on Form 8-K filed with the SEC on October 28, 2013.
(2)	Incorporated by reference to RCS Capital Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 filed with the SEC on November 12, 2013.
(3)	Incorporated by reference to RCS Capital Corporation’s Current Report on Form 8-K filed with the SEC on November 18, 2013.
(4)	Incorporated by reference to RCS Capital Corporation’s Current Report on Form 8-K filed with the SEC on January 16, 2014.
(5)	Incorporated by reference to RCS Capital Corporation’s Current Report on Form 8-K filed with the SEC on January 17, 2014.
(6)	Incorporated by reference to RCS Capital Corporation’s Registration Statement on Form S-8 filed with the SEC on February 18, 2014.
(7)	Incorporated by reference to RCS Capital Corporation’s Current Report on Form 8-K filed with the SEC on January 7, 2014.
(8)	Incorporated by reference to Pre-Effective Amendment No. 4 to our Registration Statement on Form S-1 (Reg. No. 333-186819), filed with the SEC on May 21, 2013.
(9)	Incorporated by reference to RCS Capital Corporation’s Annual Report on Form 10-K filed with the SEC on February 28, 2014.

(10)	Incorporated by reference to the RCS Capital Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 2, 2013.
(11)	Incorporated by reference to the RCS Capital Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 filed with the SEC on August 2, 2013.
(12)	Incorporated by reference to RCS Capital Corporation’s Current Report on Form 8-K filed with the SEC on March 14, 2014.
(13)	Included on the signature page hereto.